Exhibit 10.39

LANGER PARTNERS, LLC

Two Soundview Drive

Greenwich, CT  06830

October 31, 2001

Oracle Management, Inc.

200 Greenwich Ave.

3rd Floor

Greenwich, CT  06830

Re:                               Langer, Inc.

Dear Sirs:

                The following will confirm our agreement regarding securities of Langer, Inc.

The undersigned, Langer Partners, LLC (“Langer Partners”), a holder of common stock, par value $.02 per share (“Common Stock”) of Langer, Inc. (the “Company”), understands that Oracle Management, Inc., and/or certain of its affiliates, including Oracle Partners, L.P., Oracle Institutional Partners, L.P., SAM Oracle Fund, Inc., and Oracle Offshore, Ltd. (collectively, “Oracle”), propose to purchase from the Company 4% convertible subordinated notes, due 2006 (the “Notes”).

                In order to induce Oracle to proceed with the purchase of the Notes, Langer Partners agrees that Langer Partners will not, without the prior written consent of Oracle, directly or indirectly, make any offer, sale, assignment, transfer, contract to sell, grant of an option to purchase or sell or other disposition of or enter into any transaction designed to result in the disposition by Langer Partners of any Common Stock (a “Transfer”); provided, however, that the foregoing restriction shall terminate immediately upon the Transfer by Oracle of one-third or more of the aggregate amount of Notes, or shares of Common Stock received upon conversion of such Notes, to any person or entity other than a person or entity which controls, is controlled by, or is under common control with Oracle; and provided, further, that if less than one-third of such interest is transferred by Oracle, then Langer Partners shall be permitted to transfer a pro-rata percentage of its holdings of Common Stock.

Notwithstanding anything else contained herein, Langer Partners shall be permitted to Transfer, without the prior written consent of Oracle, shares of Common Stock to any charity, trust or foundation, or to family members or trusts for the benefit of family members of Warren B. Kanders; provided, that any such transferee shall be subject to the terms of this Agreement.

                Langer Partners agrees that, subject to the terms hereof, so long as Oracle owns any Notes, or shares of Common Stock received upon conversion of the Notes, should Oracle desire to designate its representative (the “Oracle Nominee”) for election to the board of directors of the

Company, Langer Partners will vote all shares of Common Stock beneficially owned or held of record by Langer Partners at any regular or special meeting of the stockholders of the Company called for the purpose electing the Oracle Nominee to the Company’s board of directors, or in any written consent executed in lieu of such a meeting.  Langer Partners agrees to vote for so many Oracle Nominees to the Company’s board of directors as is equal on a percentage basis to the aggregate percentage ownership of Oracle in the Company on a fully diluted basis; provided, however, that the Oracle Nominees shall be Larry N. Feinberg or such other persons that are mutually acceptable on a reasonable basis to Oracle and Langer Partners.

                All notices and other communications hereunder shall be provided to the addresses set forth above.

                This letter agreement shall be governed by and enforced in accordance with the laws of the State of New York, without regard to the conflicts of laws provisions thereof.  The parties hereto irrevocably submit to the exclusive jurisdiction of the federal and state courts located in the County of New York, State of New York for the prosecution of any actions or proceedings arising in connection with this letter agreement.

This letter agreement constitutes the entire agreement between the parties with regard to the subject matter hereof and supercedes all prior or contemporaneous proposals, understandings, and agreements, oral or written, between the parties relating to the subject matter hereof.  This Agreement may not be amended without the written consent of each of the parties hereto.

This letter agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

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                If the foregoing accurately sets forth our agreement with respect to the foregoing, please so indicate by executing and returning to the undersigned a copy of this letter agreement.

Sincerely,

LANGER PARTNERS, LLC

By:
		Name:	Warren B. Kanders
		Title:	Managing Member

ACCEPTED AND AGREED:

ORACLE MANAGEMENT, INC.,
on behalf of its self and its affiliates

By:

Name:
Title:

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